Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-119466) on Form S-8 of Nanophase Technologies Corporation of our report dated March 14, 2008 relating to our audit of the financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Nanophase Technologies Corporation for the year ended December 31, 2007.

Schaumburg, Illinois

May 8, 2008

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP